                               GUARANTY AGREEMENT

     This GUARANTY AGREEMENT (this "GUARANTY"), dated as of March 1, 2000, by and between GETTY REALTY CORP., a Maryland corporation having its principal place of business at 125 Jericho Turnpike, Jericho, New York 11753 (the "GUARANTOR") and FLEET NATIONAL BANK (the "BANK").

     In order to induce the Bank to amend its loan arrangement with Power Test Realty Company Limited Partnership, a New York limited partnership (the "BORROWER"), which loan arrangement is set forth in an Amended and Restated Loan Agreement dated as of October 31, 1995 by and between the Borrower and Fleet Bank of Massachusetts, N.A., predecessor in interest to the Bank, as amended by that certain First Amendment to the Amended and Restated Loan Agreement dated as of April 18, 1997, as further amended by that certain Second Amendment to the Amended and Restated Loan Agreement dated as of January 30, 1998, as further amended by that certain Third Amendment to the Amended and Restated Loan Agreement of even date herewith (as amended, the "LOAN AGREEMENT"), the Guarantor is entering into this Guaranty with the Bank pursuant to which the Guarantor guarantees the payment and performance in full of all of the Obligations (as that term is hereinafter defined).

     Accordingly, in consideration of the Bank's consent as aforesaid and its amendment of its loan arrangement with the Borrower and in consideration of the premises and of the covenants herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Definitions. The following terms shall have the meanings set forth in this Section 1 hereof or elsewhere in the provisions of this Guaranty referred to below:

           "BANK" means Fleet National Bank.

           "BORROWER" means Power Test Realty Company Limited Partnership, a New York limited partnership.

           "CONTINGENT LIABILITIES" means any guaranties, endorsements, agreements to purchase or provide funds for the


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     payment of obligations of others, or other liabilities which would be classified as contingent in accordance with generally accepted accounting principles consistently applied, excluding, however, endorsements of checks or other negotiable instruments for deposit or collection in the ordinary course of business.

           "GUARANTOR" means Getty Realty Corp., a Maryland corporation.

           "GUARANTY" means this Guaranty Agreement as originally executed, or, if this Guaranty Agreement is amended, modified or supplemented, as so amended, modified or supplemented.

           "LOAN" means the loan from the Bank to the Borrower pursuant to the terms of the Loan Agreement.

           "LOAN AGREEMENT" means the Amended and Restated Loan Agreement dated as of October 31, 1995 between the Borrower and Fleet Bank of Massachusetts, N.A., predecessor in interest to the Bank, as amended by that certain First Amendment to the Amended and Restated Loan Agreement dated as of April 18, 1997, as further amended by that certain Second Amendment to the Amended and Restated Loan Agreement dated as of January 30, 1998, as further modified by that certain Third Amendment to the Amended and Restated Loan Agreement of even date herewith, or if further amended, modified or supplemented, as so further amended, modified or supplemented.

           "NOTES" means, collectively, the Master Note and the Collateral Note(s), or if amended, modified or supplemented, as so amended, modified or supplemented, and any note issued in exchange for or replacement of any such note pursuant to the terms of the Loan Agreement.

           "OBLIGATIONS" means all indebtedness, obligations and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of the Borrower to the Bank for the payment of money now or hereafter owing or incurred (including, without limitation, reasonable costs and expenses incurred by the Bank in attempting to collect or enforce any of the foregoing) which are chargeable to the Borrower and which arise under or pursuant to the Loan Agreement or the Notes, accrued in each case to the date of payment hereunder, and "OBLIGATION" means any one of the Obligations.

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           "OTHER BUSINESS(ES)" has the meaning set forth in Section 16.2 hereof.

           "PERSON" means any individual, corporation, partnership, trust, unincorporated association, joint stock company or other legal entity or organization and any government or agency or political subdivision thereof.

           "SUBSIDIARY" means, with respect to any Person that is not an individual, any other present or future corporation or other legal entity a majority of whose outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time owned directly or indirectly by such Person.

     All other capitalized terms used herein which are defined in the Loan Agreement have the meanings ascribed to them therein, unless they are expressly otherwise defined herein.

     Section 2. Guaranty of Payment.

     Section 2.1. Guaranty of Payment of Obligations. The Guarantor hereby unconditionally guarantees to the Bank the payment in full of each Obligation, when and as such Obligation becomes due and payable in accordance with the terms of the Loan Agreement and the Notes, whether such Obligation is outstanding on the date hereof or arises or is incurred hereafter. The guaranty hereby made by the Guarantor is an absolute, unconditional and continuing guaranty of the full and punctual payment by the Borrower of all of the Obligations in accordance with the terms of the Loan Agreement and not of their collectibility only and is in no way conditioned upon any requirement that the Bank first attempt to collect any of the Obligations from the Borrower or resort to any other security, collateral or other means of obtaining payment of any of the Obligations which the Bank now has or may acquire after the date hereof, or upon any other contingency whatsoever.

     Section 2.2. Payments. If the Borrower shall fail to make any payment of any Obligation punctually when and as such obligation shall become due and payable and such failure shall continue beyond the period of grace, if any, applicable thereto, then the Guarantor hereby agrees to make such payment of such Obligation, in funds immediately available to the Bank, upon written demand by the Bank.



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     Section 2.3. Continuing Security of this Guaranty. This Guaranty and the rights, remedies, powers and privileges of the Bank hereunder shall not in any way be prejudiced or affected by an intermediate payment by the Borrower of any part of the Obligations. This Guaranty and the obligations of the Guarantor hereunder shall be in addition to and shall not in any way be prejudiced or affected by any other collateral or other security or guarantees now or hereafter held by the Bank for all or any part of the Obligations, and every right, remedy, power or privilege given to the Bank hereunder shall be in addition to and not a limitation of any and every other right, remedy, power or privilege vested in the Bank under any other collateral. No assurances, security or payment of any of the Obligations which is avoided under any enactment relating to bankruptcy, liquidation or insolvency, and no release, settlement or discharge given or made by the Bank on the faith of any such assurance, security or payment shall prejudice or affect the right of the Bank to recover from the Guarantor to the full extent of the guaranty hereby made by the Guarantor as if such assurance, security, payment, release, settlement or discharge (as the case may be) had never been given or made.

     Section 3. Demands for Payment. Each demand for payment pursuant to Section
2.2 hereof shall be made in accordance with the terms of Section 18 hereof. Demands for payment hereunder may be made on any number of occasions. A dated statement signed by an officer of the Bank and setting forth the amount of the Obligations at the time owing to the Bank, or (as the case may be) setting forth the amount of the obligations at the time owing by the Guarantor to the Bank pursuant to Section 9 hereof, shall, save for manifest error, be prima facie evidence thereof as between the Guarantor and the Bank in any legal proceedings against the Guarantor in connection with this Guaranty.

     Section 4. Waivers of Notice, Assent, Etc. The Guarantor hereby waives notice of acceptance of this Guaranty, notice of any and all loans or advances made or other financial accommodations extended to the Borrower by the Bank under the Loan Agreement, notice of the occurrence of any default or of any demand upon the Borrower for any payment under the Loan Agreement, notice of any action at any time taken or omitted by the Bank under or in respect of the Loan Agreement or any of the Obligations, any requirement of diligence or to mitigate damages and, generally, all demands, notices and other formalities of every kind in connection with this Guaranty (except as otherwise expressly provided hereby), the Loan Agreement or any of the Obligations. The Guarantor hereby assents to, and waives notice of, any extension or postponement of


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                                      -5-

the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Bank at any time or times in respect of any default by the Borrower in the performance or satisfaction of any term, covenant, condition or provision of the Loan Agreement, any amendment, modification or waiver to the Loan Agreement, the Notes or any other Loan Document, any and all other indulgences whatsoever by the Bank in respect of any of the Obligations or otherwise, the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations, the addition, substitution or release, in whole or in part, of any person or persons (other than the Borrower) primarily or secondarily liable in respect of any of the Obligations or any other events or circumstances which might constitute a legal or equitable discharge of a surety or guaranty. Without limitation of the generality of the foregoing, the Guarantor assents to any other action or delay in acting or failure to act on the part of the Bank, including, without limitation, any failure strictly or diligently to assert any right or pursue any remedy or to mitigate damages or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 4 hereof, afford grounds for terminating, discharging or relieving the Guarantor, in whole or in part, from any of its absolute and unconditional obligations hereunder, it being the intention of the Guarantor that, so long as any of the Obligations remains unsatisfied, the obligations of the Guarantor hereunder shall not be discharged except by payment and then only to the extent of such payment. The obligations of the Guarantor hereunder shall not be diminished or rendered unenforceable by any bankruptcy, winding up, reorganization, arrangement, liquidation or similar proceeding with respect to the Borrower, the Guarantor or the Bank. The guaranty hereby made by the Guarantor shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of the Borrower, the Guarantor or the Bank.

     Section 5. Place and Mode of Payments. Each payment by the Guarantor under or in respect of this Guaranty shall be made to the Bank in immediately available and freely transferable funds at the Bank's office at One Federal Street, Boston, Massachusetts 02110, Attention: Michael A. Palmer, Vice President.

     Section 6. Set-off. Regardless of the adequacy of any collateral or other means of obtaining prepayment of the Obligations, the Bank may at any time and without prior notice to the Guarantor set-off the whole or any portion or portions of any or all deposits and other sums credited by or due from the Bank to the Guarantor against amounts payable under this


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                                      -6-

Guaranty, whether or not any other person or persons could also withdraw money therefrom. The Bank will promptly thereafter notify the Guarantor of any such set-off.

     Section 7. Freedom to Deal with Borrower and Other Banks. The Bank shall be at liberty, without giving notice to or obtaining the assent of the Guarantor and without relieving the Guarantor of any liability hereunder, to deal with the Borrower and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Bank in its sole discretion deems fit, and to this end the Guarantor agrees that the Bank may in its sole discretion do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower at such times, in such amounts and on such terms as the Bank may approve, (b) vary the terms and grant extensions or renewals of any present or future indebtedness or obligation to the Bank of the Borrower or of any such other party, (c) grant time, waivers and other indulgences in respect thereto,
(d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Bank now have or acquire after the date hereof, (e) accept partial payments from the Borrower or any such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.

     Section 8. Election of Remedies. This Guaranty may be enforced by the Bank from time to time as often as occasion therefor may arise and without any requirement on the part of the Bank first to exercise any rights against the Borrower or any other person or to exhaust any remedies available to the Bank against the Borrower or any other person or to resort to any collateral or security for any of the Obligations which is in the possession or under the control of the Bank or to resort to any other source or means of obtaining payment or enforcing payment of the Obligations or any of them.

     Section 9. Expenses. The Guarantor hereby agrees to pay upon demand by the Bank all reasonable out-of-pocket costs and expenses, including, but not limited to, court costs and expenses and the fees and disbursements of lawyers, incurred or expended by the Bank in connection with the enforcement of this Guaranty, together with interest on amounts recoverable under this Section 9 hereof from the time such amounts become due until payment at the rate applicable to amounts overdue under the Loan

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Agreement. The covenant contained in this Section 9 hereof shall survive the payment in full of all of the Obligations.

     Section 10. Further Assurances. The Guarantor will, at any time and from time to time, upon request by the Bank, take or cause to be taken any action and execute and deliver such, if any, further documents as, in the reasonable opinion of the Bank, are necessary in order to give full effect to this Guaranty and to preserve the rights, powers, privileges and remedies of the Bank hereunder.

     Section 11. Waiver of Certain Defenses. The Guarantor hereby absolutely and irrevocably waives, to the fullest extent permitted by law, any and all defenses which may now or hereafter exist in respect of its obligations hereunder by virtue of any statute of limitations, stay or moratorium law or other similar law now or hereafter in effect.

     Section 12. Unenforceability of Obligations Against Borrower, Etc. It is hereby agreed as a separate and independent stipulation that, if for any reason the Borrower ceases to have any legal obligation to discharge the Obligations or any of them, or if any of the moneys included in the Obligations have become irrecoverable from the Borrower by operation of law or for any other reason, or if any of the Obligations become unenforceable against the Borrower by operation of law or for any other reason, this Guaranty and the obligations of the Guarantor hereunder shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times prior to demand by the Bank for payment hereunder had been, and at the time of, such demand was, the principal debtor on all of such Obligations.

     Section 13. Amendments and Waivers. Neither this Guaranty nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the Bank and the Guarantor expressly referring to this Guaranty and to the provisions so changed, waived, discharged or terminated. No such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing by the Bank and no delay or omission on the part of the Bank in exercising any right or remedy hereunder shall operate as a waiver of that or any other right or remedy hereunder or otherwise be prejudicial thereto.

     Section 14. Representations and Warranties of the Guarantor. The Guarantor represents and warrants to the Bank that on and as of the date hereof:


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           (a) Organization; Good Standing. The Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of Maryland, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and
     (iii) is in good standing and is duly authorized to do business in each jurisdiction where the nature of its properties or its business requires such qualification and in which failure so to qualify would materially adversely affect its business or financial condition.

           (b) Authorization. The execution, delivery and performance of this Guaranty and the transactions contemplated hereby (i) are within the corporate authority of the Guarantor, (ii) have been duly authorized by all proper corporate proceedings required to make this Guaranty the valid and enforceable obligation it purports to be, (iii) will not contravene any provision of law, the charter documents or by-laws of the Guarantor or any other material agreement, instrument or undertaking binding upon the Guarantor, and (iv) do not require any approval or consent of, or filing with, any governmental agency or authority.

           (c) Enforceability. Upon execution by the parties hereto, this Guaranty will be the valid and legally binding obligation of the Guarantor, enforceable against it in accordance with the terms hereof, except to the extent that the enforcement of the rights and remedies of the Bank may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and remedies, and the availability of equitable remedies may be subject to the discretion of the court before which any proceeding thereof is brought.

     Section 14.2. Governmental Approvals. No approval or consent or filing with any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Guarantor of this Guaranty.

     Section 14.3. Intentionally Deleted.

     Section 14.4. Intentionally Deleted.

     Section 14.5. Compliance With Other Instruments, Laws, Etc. The Guarantor is not in violation of any provision of its charter documents or by-laws or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order,


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                                      -9-

judgment, or any statute, license, rule or regulation, in any of the foregoing cases in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Guarantor.

     Section 14.6. Governmental Approvals. The execution, delivery and performance by the Guarantor of this Guaranty and the transactions contemplated hereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

     Section 14.7. Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor, or any properties or rights of the Guarantor, which, if adversely determined, would materially impair the ability of the Guarantor to carry on its business substantially as now conducted or would materially adversely affect the financial condition of the Guarantor.

     Section 14.8. Chief Executive Offices. Until the Bank receives notice of a change, the chief executive offices of the Guarantor and the offices where all the records and books of account of the Guarantor are kept shall be located at 125 Jericho Turnpike, Jericho, New York 11753.

     Section 14.9. Indebtedness. No instrument evidencing or relating to any indebtedness of the Guarantor contains any restriction prohibiting the Guarantor from incurring any other indebtedness or Contingent Liabilities or any provision requiring the Guarantor to maintain any minimum level of net worth or comply with any other financial covenants.

     Section 14.10. True Copies of Charter Documents. The Guarantor has furnished or caused to be furnished to the Bank true and complete copies of the charter documents and by-laws of the Guarantor, together with any amendments thereto.

     Section 14.11. Guaranteed Pension Plans. The Guarantor does not contribute to any Guaranteed Pension Plans. The Guarantor does not contribute to any multiemployer pension plans.

     Section 14.12. Disclosure. No material representation or warranty made by the Guarantor in any Loan Document or in any agreement, instrument, document, certificate, statement or letter furnished to the Bank by or on behalf of the Guarantor in connection with any of the transactions contemplated by any of the Loan Documents contains any untrue


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                                      -10-

statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made. There is no fact known to any officer of the Guarantor which materially adversely affects, or which, in the best judgment of any officer of the Guarantor, would in the future materially adversely affect, the financial position, business, operations or affairs of the Guarantor.

     Section 15. Affirmative Covenants. The Guarantor covenants and agrees that, so long as any of the Loan, the Master Note, any Collateral Note or the Chase
Note is outstanding, or any Obligations are outstanding:

     Section 15.1. Conduct of Business. The Guarantor will:

           (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory), and franchises, licenses, material trademarks and service marks, and copyrights; and

           (b) keep true and accurate records and books of account, prepared in accordance with generally accepted accounting principles, consistently applied;

           (c) cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and continue to engage primarily in the business now conducted by it and in related businesses, except as may be otherwise permitted under Section 16.2 hereof.

     Section 15.2. Compliance with Agreements and Contracts. The Guarantor will observe, conform to and comply with the provisions of its charter documents and by-laws, all leases, and all agreements and instruments by which it or any of its properties may be bound.

     Section 15.3. Compliance with Law. The Guarantor will (a) comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, noncompliance with which would have a materially adverse effect on the business, operations or financial condition of the Guarantor or the ability of the Guarantor to fulfill its


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                                      -11-

obligations under this Guaranty and (b) promptly obtain, maintain, apply for renewal, and not allow to lapse, any authorization, consent, approval, license or order, and accomplish any filing or registration with, any court or judicial, administrative or governmental authority, which may be or may become necessary in order that it perform all of its obligations under this Guaranty and in order that the same may be valid and binding and effective in accordance with its terms and in order that the Bank may be able freely to exercise and enforce any and all of its rights under this Guaranty.

     Section 15.4. Notification of Material Litigation, Default, Etc. The Guarantor will promptly notify the Bank of (a) the commencement of any litigation or administrative proceeding initiated against it (if it has knowledge of the same) which is likely to involve any material risk of any material judgment or liability not substantially covered by insurance or which may otherwise result in a materially adverse change in the assets, financial condition or business of the Guarantor, and (b) the occurrence of any default. The Guarantor will promptly give notice to the Bank of the occurrence of any material default under any material instrument or agreement to which the Guarantor (if it has knowledge of the same) is a party, and if any person shall give any written notice or take any other action in respect of a claimed default under any other material evidence of indebtedness, indenture, note or other obligation as to which the Guarantor is a party or obligor, whether as principal or surety, the Guarantor shall promptly give written notice thereof to the Bank, describing the notice or action and the nature of the claimed default.

     Section 15.5. Financial Statements, Certificates and Other Information. The Guarantor will furnish to the Bank:

           (a) as soon as available but in any event within forty-five (45) days after the end of each of the first three fiscal quarters in any fiscal year of the Guarantor, an unaudited consolidated balance sheet for the Guarantor and its Subsidiaries as at the end of such quarter, and an unaudited consolidated statement of income and statement of changes in financial position for the Guarantor and its Subsidiaries for the period commencing with the end of the preceding fiscal year and ending with the end of such quarter, together with a certificate of the chief financial officer of the Guarantor stating that such financial statements fairly present the financial condition of the Guarantor and its Subsidiaries as of the date thereof and have been prepared in accordance with generally accepted accounting principles consistently applied, subject, however, to audit and year-end adjustments;

           (b) as soon as available but in any event within ninety (90) days after the end of each fiscal year, an audited consolidated balance sheet for the Guarantor and its Subsidiaries as at the end of such fiscal year, and an audited consolidated statement of income and statement of changes in financial position for the Guarantor and its Subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, in each case accompanied by the opinion of and report by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing selected by the Guarantor and acceptable to the Bank, such opinion to be unqualified as to scope limitations imposed by the Guarantor, and otherwise, without qualification except as therein noted;

           (c) accompanying each set of financial statements of the Guarantor furnished pursuant to paragraph (a) or (b) above, an Officer's Certificate stating that a review of the activities of the Guarantor and the Borrower during the period covered by such financial statements has been made under the supervision of the signer with a view to determining whether, during such period, each of the Guarantor and the Borrower has kept, observed, performed and fulfilled each and every covenant and condition of each of the Loan Documents to which it is a party and either (i) stating that, to the best of his knowledge and belief, there neither exists on the date of such certificate, nor existed during such period, any default under any existing loan or credit agreement to which the Guarantor or the Borrower is a party, or (ii) if any such default under any existing loan or credit agreement to which the Guarantor or the Borrower is a party existed or exists, specifying the nature thereof, the period of existence thereof and what action the Guarantor or the Borrower, as appropriate, has taken, is taking or proposes to take with respect thereto;

           (d) accompanying each set of financial statements of the Guarantor set forth in paragraph (b) above, a certificate of the accounting firm stating that they have read a copy of this Guaranty and that, in the course of their regular audit of the business of the Guarantor, which was conducted in accordance with generally accepted auditing standards, nothing has come to their attention that caused them to believe that any default under any existing loan or credit agreement to which the Guarantor or the Borrower is a party has occurred during the fiscal year in question or exists at the date of such certificate or, if in the opinion of such firm a default under any existing loan or credit agreement to which the Guarantor or the Borrower is a party has so existed or exists, a statement as to the nature thereof;

           (e) contemporaneously with the filing or mailing thereof, copies of such other financial statements or reports as the Guarantor shall send to its stockholders, and copies of all regular, and periodic and other reports which the Guarantor may be required to file with the Securities and Exchange Commission or any other governmental commission, department, board, bureau or agency, federal or state (including without limitation all reports on Forms 10-K, 10-Q and 8-K); and

           (f) with reasonable promptness, such other information relating to the business or financial affairs of the Guarantor as the Bank may reasonably request.

     Section 15.6. Notice of Material Change. The Guarantor will promptly notify the Bank of any materially adverse change in its financial condition, business or operations.

     Section 15.7. Inspection of Properties and Books. The Bank or any of its designated representatives shall have the right to visit and inspect any of the properties of the Guarantor, to examine the books of account of the Guarantor, and to discuss the affairs, finances and accounts of the Guarantor with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Bank may desire.

     Section 15.8. ERISA. The Guarantor will promptly notify the Bank of any Reportable Event (other than a Reportable Event as to which the Pension Benefit Guaranty Corporation has waived the applicable 30-day notice requirement pursuant to the provisions of ERISA) or any notice of termination of any Plan under Sections 4041 or 4042 of ERISA. The Guarantor shall not permit any employee pension benefit plan (as that term is defined in Section 3 of ERISA) maintained by the Guarantor to (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code which might result in a material liability for the Guarantor, or (b) incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not waived, or (c) terminate any such benefit plan in a manner which could result in the imposition of any material lien or encumbrance on the assets of the Guarantor under Section 4068 of ERISA.

     Section 15.9. Maintenance of Office. The Guarantor will maintain its chief executive office in Jericho, New York, or at such other place in the United States of America as the Guarantor shall designate upon written notice to the Bank, where notices, presentations and demands to or upon the Guarantor in respect of this Guaranty may be made.

     Section 15.10. Further Assurances. The Guarantor shall at any time or from time to time execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank, in each case further and more perfectly to effect the purposes of this Guaranty.

     Section 16. Negative Covenants. The Guarantor covenants and agrees that, so long as any of the Loans, the Master Note or any Collateral Note is outstanding, or any Obligations are outstanding:

     Section 16.1. Merger or Sale of Assets. The Guarantor will not:

           (a) consolidate or merge with or into any other Person unless (i) after giving effect to such consolidation or merger, no default exists and
     (ii) the Guarantor is the surviving corporation of such consolidation or merger; or

           (b) sell, lease, transfer or otherwise dispose of all or any substantial portion of its assets; or

           (c) at any time transfer, assign or hypothecate any of its partnership interests or rights in respect of the Borrower;

           provided, however, the Guarantor shall have the right at any time to consolidate or merge with or into Getty Properties Corp., a Delaware corporation, without having to obtain the consent of the Bank.

     Section 16.2. Lines of Business. The Guarantor will not directly or indirectly through a Subsidiary engage in any business other than the acquisition, management, leasing, financing and disposition of petroleum and convenience store related real estate, the retail and wholesale distribution of petroleum products, the operation of convenience stores or other retail businesses related to the operation of gasoline service stations and convenience stores or other businesses which can reasonably be conducted at gasoline service stations or convenience stores, except that the Guarantor may engage in any other business (each an "OTHER BUSINESS" and collectively "OTHER BUSINESSES") acquired by the Guarantor if the aggregate purchase price (including any direct or contingent liabilities assumed by the Guarantor in connection with such acquisition) for such Other Business, plus the aggregate purchase prices (including assumed liabilities) for all Other Businesses previously acquired by the Guarantor, does not exceed $25,000,000. The Bank shall have the right to approve all purchase price allocations made in connection with any such acquisition of an Other Business or Other Businesses as the same relate to compliance with this Section 16.2.

     Section 16.3. Acquisitions. The Guarantor will provide the Bank with reasonable advance notice of any proposed acquisitions of assets or stock of Other Businesses (whether directly by the Guarantor or indirectly through a Subsidiary of the Guarantor) with respect to which the aggregate purchase price (including any assumption of liabilities) is $25,000,000 or more as set forth in
Section 16.2 hereof and will provide to the Bank all information relating to such transactions as may be reasonably requested by the Bank.

     Section 16.4. Interest Rate Protection Arrangements. The Guarantor will not, and will not permit the Borrower to, enter into any interest rate protection arrangements with respect to the Loans with any Person other than the Bank, unless the Guarantor shall have first requested the Bank to enter into an interest rate protection arrangement on terms and conditions proposed in good faith by the Borrower and the Bank shall have declined such request.

     Section 17. Survival of Covenants. All covenants, agreements, representations and warranties made herein shall be deemed to have been relied on by the Bank notwithstanding any investigation made by the Bank or on its behalf, and shall survive the execution and delivery of this Guaranty.

     Section 18. Notices, Etc. (a) The Bank shall provide the Guarantor with a copy of each notice sent to the Borrower pursuant to Section 7 of the Loan Agreement. No failure of the Bank to provide any such notice shall operate to relieve the Guarantor of any of its obligations hereunder.

           (b) Except as otherwise expressly provided herein, all notices and other communications made or required to be given pursuant to this Guaranty shall be deemed delivered if in writing (or in the form of a telecopy confirmed by letter) addressed as provided below and if either (i) actually delivered at said address, or (ii) in the case of a letter, five Business Days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

           (x) if to the Guarantor, at 125 Jericho Turnpike, Jericho, New York 11753, Attention: John J. Fitteron, Senior Vice President, Treasurer and Chief Financial Officer, or at such other address for notice as the Guarantor shall last have furnished in writing to the Person giving the notice; or

           (y) if to the Bank, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Michael A. Palmer, Vice President, or at such other address for notice as the Bank shall last have furnished in writing to the Person giving the notice.

     Section 19. Governing Law; Miscellaneous. This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall inure to the benefit of the Bank and its successors and assigns, and shall be binding on the Guarantor and the Guarantor's successors, assigns and legal representatives. The descriptive headings of the sections hereof have been inserted herein for convenience of reference only and shall not define or limit the provisions hereof.

     Section 20. Counterparts. This Guaranty may be executed in any number of counterparts, but all of such counterparts together shall constitute one and the same agreement. In making proof of this Guaranty, it shall not be necessary to produce or account for more than one counterpart hereof executed by each of the parties hereto.



                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Guaranty has been executed by or on behalf of the parties hereto as an instrument under seal as of the day first above written.

                                    GETTY REALTY CORP.



                                    By: /s/ John J. Fitteron
                                       ---------------------------------
                                       Name:  John J. Fitteron
                                       Title: Senior Vice President,
                                              Treasurer and Chief
                                              Financial Officer


                                    FLEET NATIONAL BANK



                                    By: /s/ Michael A. Palmer
                                       ---------------------------------
                                       Name:  Michael A. Palmer
                                       Title: Vice President